EXHIBIT 21  SUBSIDIARIES OF THE REGISTRANT

                                                                  STATE OF
NAME UNDER WHICH SUBSIDIARY DOES BUSINESS                       INCORPORATION

Accurate Data On-line Corp.                                      Florida
Aspen Investment Alliance, Inc.                                  Colorado
Cadre, Inc.                                                      Connecticut
Data Link Systems, Inc.                                          Indiana
FIserv Atlanta, Inc.                                             Georgia
FIserv Basis, Inc.                                               Georgia
FIserv Boston, Inc.                                              Massachusetts
FIserv CIR, Inc.                                                 Delaware
Citizens Financial Corporation                                   Ohio
  d/b/a FIserv Cleveland, Inc.
FIserv Data Pro Card Services, Inc.                              Indiana
FIserv Dayton, Inc.                                              Delaware
FIserv Des Moines, Inc.                                          Iowa
American Data Services, Inc.                                     Oregon
  d/b/a FIserv EFT, Inc.
FIserv Financial Systems, Inc.                                   Texas
FIserv Financial Systems of Florida, Inc.                        Florida
FIserv Fresno, Inc.                                              California
FIserv Government Services, Inc.                                 Delaware
FIserv Joint Venture, Inc.                                       Delaware
FIserv Minneapolis, Inc.                                         Minnesota
FIserv New Haven, Inc.                                           Connecticut
FIserv Pittsburgh, Inc.                                          Pennsylvania
FIserv St. Paul, Inc.                                            Minnesota
FIserv San Diego, Inc.                                           California
FIserv Seattle, Inc.                                             Washington
FIserv Spokane, Inc.                                             Washington
FIserv Tampa, Inc.                                               Florida
FIserv (UK), Ltd.                                                United Kingdom
FIserv (ASPAC) Pte., Ltd.                                        Singapore
First Retirement Marketing, Inc.                                 Colorado
First Trust Corporation                                          Colorado
Performance Analysis, Inc.                                       Ohio
National Embossing Company                                       Texas
Sendero Corporation                                              Arizona
Sendero (ASPAC) Pte., Ltd.                                       Singapore
Summit Information Systems Corp.                                 Oregon
The Affinity Group, Inc.                                         Colorado